Exhibit 99.2

Unaudited consolidated statements of financial position of Coperion as of June 30, 2012, and December 31, 2011, and the related unaudited consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for the six months ended June 30, 2012, and 2011

Coperion Capital GmbH

Consolidated Statements of Financial Position

EUR k	Note	30 June 2012	31 December 2011
		(unaudited)
Intangible assets		184,132	187,742
Property, plant and equipment		25,979	23,474
Deferred tax assets		1,266	858
Other financial assets		16,390	16,373
Non-current assets		227,767	228,447
Inventories	(3)	59,931	58,746
Trade receivables		33,691	39,651
Gross amount due from customers for contract work	(4)	79,967	60,215
Current income tax assets		535	353
Other financial assets		1,507	2,125
Other non-financial assets		8,032	6,463
Cash and cash equivalents		30,143	20,771
Current assets		213,806	188,324
Assets		441,573	416,771

Issued capital		2,000	2,000
Treasury shares		-753	-753
Capital reserves		53,001	53,001
Accumulated deficit		-28,563	-28,241
Equity attributable to the owners of the parent company		25,685	26,007
Non-controlling interests		4,555	2,389
Equity		30,240	28,396
Interest-bearing financial liabilities		93,260	94,306
Financial liabilities		2	15
Provisions for pensions (and similar obligations)		71,540	72,756
Provisions for other risks	(5)	2,906	3,269
Deferred tax liabilities		11,270	11,675
Other financial liabilities		3,029	2,671
Other non-financial liabilities		1,159	1,203
Non-current liabilities		183,166	185,895
Interest-bearing financial liabilities		7,930	2,184
Financial liabilities		55	86
Provisions for pensions (and similar obligations)		7,935	7,824
Trade payables		104,148	97,786
Gross amount due to customers for contract work		42,802	31,918
Provisions for other risks	(5)	14,528	15,868
Current tax liabilities		5,442	6,094
Other financial liabilities		15,955	11,315
Other non-financial liabilities		29,372	29,405
Current liabilities		228,167	202,480
Total liabilities		411,333	388,375
Equity and liabilities		441,573	416,771

The accompanying notes are an integral part of the consolidated interim financial statements.

Coperion Capital GmbH

Consolidated interim income statements and statements of comprehensive income

(unaudited)

EUR k	Note	Six Months Ended 30 June 2012	Six Months Ended 30 June 2011

Gross revenue	(1)	248,091	197,194
Revenue deductions		438	467
Revenue		247,653	196,727
Changes in inventories of finished goods and work in progress		5,841	-819
Other operating income		2,093	1,410
Total operating performance		255,587	197,318
Cost of materials		137,182	102,106
Personnel expenses		63,302	56,208
Other operating expenses		37,716	28,841

Depreciation and impairment of property, plant and equipment		1,865	1,866

Amortization of intangible assets		7,664	7,312

Interest income		364	368
Interest expenses		-4,235	-4,761
Other financial result		-2,633	-404
Financial result		-6,504	-4,797
Earnings/ loss before taxes		1,354	-3,812
Income taxes	(2)	1,677	-591
Loss for the year		-323	-3,221
of which attributable to the owners of the parent company		-825	-3,313
of which attributable to non-controlling interests		502	92

Statement of comprehensive income:
Loss for the year		-323	-3,221
Unrealized gains and losses from foreign currency translation		567	-1,851
Unrealized gains and losses from cash flow hedges		-172	2,182
Deferred taxes on unrealized gains and losses		59	-651
Other comprehensive income/loss		454	-320
Total comprehensive income/loss		131	-3,541
of which attributable to the shareholders of the parent company		-322	-3,470
of which attributable to non-controlling interests		453	-71

The accompanying notes are an integral part of the consolidated interim financial statements.

Coperion Capital GmbH

Consolidated interim statements of changes in shareholders’ equity

(unaudited)

					Accumulated deficit
EUR k	Notes	Issued capital	Treasury Shares	Capital reserves	Earned equity	Difference from currency translation	Hedging reserve	Equity attributable to the owners of Coperion Capital GmbH	Noncontrolling interests	Equity

Closing balance as at 31 December 2010		2,000	-1,034	53,001	-27,609	2,572	-841	28,089	2,116	30,205
Loss for the year					-3,313			-3,313	92	-3,221
Gains/Losses recorded in other comprehensive income						-1,688	2,182	494	-163	331
Deferred taxes recorded in other comprehensive income							-651	-651		-651
Change in group of consolidated companies								0		0
Treasury shares at cost								0		0
Closing balance as at 30 June 2011		2,000	-1,034	53,001	-30,922	884	690	24,619	2,045	26,664
Closing balance as at 31 December 2011		2,000	-753	53,001	-31,644	4,283	-880	26,007	2,389	28,396
Loss for the year					-825			-825	502	-323
Gains/Losses recorded in other comprehensive income						616	-172	444	-49	395
Deferred taxes recorded in other comprehensive income							59	59		59
Change in group of consolidated companies								0	1.713	1.713
Treasury shares at cost								0		0
Closing balance as at 30 June 2012		2,000	-753	53,001	-32,469	4,899	-993	25,685	4,555	30,240

The accompanying notes are an integral part of the consolidated interim financial statements.

Coperion Capital GmbH

Consolidated interim statements of cash flows (unaudited)

EUR k	Six months ended 30 June 2012	Six months ended 30 June 2011

Earnings/ loss before taxes	1,354	-3,812
Financial result	6,504	4,797
Depreciation and amortization	9,529	9,178
Gain/loss on disposals of non-current assets	158	-55
Other non-cash expenses and income	1,112	1,975
Change in inventories	-1,417	-2,447
Change in trade receivables	-12,325	15,424
Change in trade payables	3,613	-8,424
Change in provisions	-3,495	-8,086
Change in other operating assets and liabilities	14,921	24,876
Repayment of pension obligations	-3,590	-3,340
Income taxes paid	-4,049	-941
Cash flow from operating activities	12,315	29,145
Cash paid for investments in property, plant and equipment	-4,489	-3,764
Cash paid for investments in intangible assets	-117	-294
Cash paid for acquisitions of marketable securities and other financial assets	-17	-15
Cash paid for businesses acquired	-588	0
Non-current assets held for sale	0	5,400
Cash received from the disposal of property, plant and equipment	118	82
Interest received	168	24
Other investing activities	185	0
Cash flow from investing activities	-4,740	1,433
Interest paid	-585	-1,262
Other financial expenses / income settled in cash	-2,041	-1,684
Acquisition cost of financial instruments	0	31
Repayments of interest-bearing financial liabilities	-1,749	-6,905
Cash flow from financing activities	-4,375	-9,820
Changes in cash and cash equivalents due to changes in foreign exchange rates	219	-697
Change in cash and cash equivalents	3,419	20,061

Cash and cash equivalents at the beginning of the period	20,763	10,296
Cash and cash equivalents at the end of the period	24,182	30,357

The accompanying notes are an integral part of the consolidated interim financial statements.

Notes to the consolidated interim financial statements (unaudited)

I.                General accounting policies

General explanations

Coperion Capital GmbH (the Company) is a German limited liability company with its registered offices at Theodorstrasse 10, 70469 Stuttgart. The Company’s consolidated interim financial statements as at 30 June 2012 include the Company and all directly and indirectly held Group entities, which together form Coperion. Coperion is hereinafter also referred to as the “Coperion Group” or “Group”.

Coperion is the global market leader in planning, production, handling and installing solutions for compounding and extrusion applications, bulk materials logistics and numerous other services. It is the preferred partner for various branches of industry with a focus on polymers and chemicals as well as the foodstuffs, pharmaceuticals and minerals industries.

These interim financial statements for the six months ended 30 June 2012 and 2011 are condensed in scope in comparison to the consolidated financial statements for the year 2011 regarding the notes to the consolidated financial statements and have been prepared in accordance with IAS 34, ‘Interim financial reporting’. The condensed interim financial statements should be read in conjunction with the annual financial statements for the year 2011, which have been prepared in accordance with International Financial Reporting Standards (IFRS) and the interpretations of the International Financial Reporting Interpretations Committee (IFRIC), issued by the International Accounting Standards Board (IASB). The interim financial statements of Coperion Group are presented in euros (EUR). Unless otherwise stated, all amounts are stated in thousands of euros. All figures included in the interim financial statements are rounded in accordance with standard business rounding principles.

The accounting policies adopted in these interim financial statements are consistent with those applied in the consolidated financial statements for the year ended 31 December 2011.

These interim financial statements of Coperion Capital GmbH were authorized for issue by resolution of the management dated February 6, 2013.

II.           Accounting and valuation methods

The preparation of interim financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed interim financial statements, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements for the year ended 31 December 2011, with the exception of changes in estimates that are required in determining the provision for income taxes.

III.      Business Combinations

Effective January 1, 2012, Coperion acquired 51% of the shares of PELL-TEC Pelletizing Technology GmbH, Niedernberg, Germany for an aggregate purchase price of EUR 0.8 million.

PELL-TEC Pelletizing Technology GmbH is a specialized machinery company who focused its product program on the strand pelletizing technology. This technology is used for the conversion of molten polymer strands into dry and easy to handle (cylindrical) plastic pellets. The equipment covers the process steps cooling, drying, pelletizing and classifying. Prior to the acquisition PELL-TEC used to be a premium supplier to Coperion based on the scope of the customer`s order placement. The strategic acquisition was targeted to extend the range of products within the Coperion business portfolio.

The following table summarizes the identifiable intangible assets acquired in the PELL-TEC acquisition:

EUR k	2012 1 Jan
Trade name	474
Backlog	37
Total	511

The estimated useful life of the backlog is less than one year with a complete amortization of this intangible asset as per June 30, 2012. The useful life of the trade name is indefinite with the consequence of a yearly impairment testing of the fair value of this asset.

The remaining goodwill is calculated as follows:

EUR k	2012 1 Jan
Aggregate purchase price controlling interest (51%)	812
+ Fair Value of the noncontrolling interest (49%)	514
- Fair Value of the net assets acquired	588
Goodwill	738

Also effective January 1, 2012, Coperion acquired 51% of the shares of Weicom S.R.L., Ferrara, Italy for an aggregate purchase price of EUR 1.0 million.

Weicom S.R.L is specialized in the design and manufacturing of weighing and bagging systems. The product program includes weighers for powders, flakes, crystals, granules and pellets, Bagging machines suitable for open mouth bags, valve  bags  and Tubular FFS, Bag conveyors, palletizers and wrapping.  Prior to the acquisition Weicom used to be a supplier to Coperion. The strategic acquisition was targeted to extend the range of products within the Coperion business portfolio.

The following table summarizes the identifiable intangible assets acquired in the Weicom acquisition:

EUR k	January 1, 2012
Trade names	1,551
Backlog	289
Total	1,840

The estimated useful life of the backlog is less than one year with a complete amortization as per June 30, 2012. The useful life of the trade name is indefinite with the consequence of a yearly impairment testing of the fair value of this asset.

The remaining goodwill is calculated as follows:

EUR k	January 1, 2012
Aggregate purchase price controlling interest (51%)	1,042
+ Fair Value of the noncontrolling interest (49%)	1,149
- Fair Value of the net assets acquired	1,509
Goodwill	682

IV.       Selected notes to the income statement

1.              Revenue

Gross revenue includes all amounts invoiced to customers for deliveries of goods and services as well as revenue from long-term construction contracts calculated according to the percentage-of-completion method.

Revenue breaks down into the following regions as follows:

EUR k	Total
Six months ended June 30, 2012
Europe	104,031
Asia	105,300
The Americas	36,645
Other	2,115
Total	248,091
Six months ended June 30, 2011
Europe	68,602
Asia	94,184
The Americas	32,247
Other	2,161
Total	197,194

2.              Income taxes

Income tax expense is recognized based on management’s estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual tax rate used for the six months ended 30 June 2012 was 31.2%.  The estimated average annual tax rate for the six months ended 30 June 2011 was 32.1%. This decrease is mainly based on usual fluctuations of taxable income compared to different tax rates in the related countries.

V.            Selected notes to the statement of financial position

3.              Inventories

EUR k	2012 30 Jun	2011 31 Dec
Raw materials, consumables and supplies and purchased parts - gross -	25,846	26,912
Reserves	4,445	4,045
Raw materials, consumables and supplies and purchased parts - net -	21,401	22,867
Work in process - gross -	37,446	30,862
Reserves	2,573	2,548
Work in process - net -	34,873	28,314
Finished goods and merchandise - gross -	11,235	10,536
Reserves	2,717	2,430
Finished goods and merchandise - net -	8,518	8,106
Total inventories - net -	64,792	59,287
Prepayments	7,610	7,525
Payments received on account of orders	-12,471	-8,066
Total inventories - net - after payments on account	59,931	58,746

4.              Gross amount due from customers for contract work

Claims originating from customer-specific long-term construction contracts that are calculated using the percentage-of-completion method are reported under Gross amount due from customers for contract work provided they have not yet been invoiced to the customer.

EUR k	Six months ended June 30, 2012	Six months ended June 30, 2011
Figures for the period
Gross revenue recorded in the period from long-term construction contracts	132,938	103,752

Accumulated figures
Gross revenue	435,793	346,056
Cost of conversion	383,743	313,307
Gross margin	52,050	32,749

Disclosure in the statement of financial position	June 30, 2012	December 31, 2011
Gross receivables	435,793	385,294
Advances received	355,826	325,079
Gross amount due from customer for contract work	79,967	60,215

5.              Provisions for other risks

EUR k	Total 31 Dec 2011	Warranties 30 June 2012	Post-contract costs 30 Jun 2012	Legal disputes 30 June 2012	Restructuring 30 June 2012	Other provisions 30 June 2012	Total 30 June 2012

Opening balance on 1 January	28,247	7,676	4,041	275	2,096	5,049	19,137
Change in scope of consolidation	0	47	0	0	0	0	47
Additions	9,157	628	2,147	50	0	972	3,797
Utilization	9,384	165	525	97	1,419	1,283	3,489
Unused amounts reversed	8,921	313	1,754	0	0	80	2,147
Exchange differences	38	26	47	-1	16	1	89

Closing balance on 31 Dec / 30 Jun	19,137	7,899	3,956	227	693	4,659	17,434

of which due < 1 year	15,868	7,899	3,956	227	693	1,753	14,528
of which due > 1 year	3,269	0	0	0	0	2,906	2,906

Identifiable project-related warranty risks are determined on a contract-by-contract basis. Otherwise, warranty risks are provided for on the basis of past experience for the respective type of business, taking into account the contractual warranty periods.

The provisions for measures initiated by a management decision in 2009 to restructure the Group amount to EUR 0.7 million (31 Dec 2011: EUR 2.1 million). The restructuring provision as at the reporting date mainly contains provisions to cover the future expenses of existing rental agreements for space that can no longer be used after the lay-offs of EUR 0.6 million (31 Dec 2011: EUR 0.8 million).

Other provisions include a large number of different kinds of operative risks and constructive risks estimated on the reporting date to come to EUR 4.7 million (31 Dec 2011: EUR 5.1 million).

With regard to the provisions for warranties and post-contract costs the initial recognition, utilization and release of provisions are reported in gross figures, including all events and journal entries for the interim period in accordance with the presentations made.

VI.       Other notes

Subsequent events

On December 1, 2012, Coperion was acquired by Hillenbrand, Inc., Batesville, Indiana, USA, in a transaction valued at EUR 415.7 million.  The aggregate purchase price consideration consisted of EUR 206.9 million of cash, net of cash acquired, and the assumption of EUR 112.2 million of debt, and EUR 96.6 million of pension liabilities.